AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG
           RECONVERSION TECHNOLOGIES, INC., ROBERT LAMY, WILLIAM LAMY,
ROBERT BALLARD, WALTER ROB, JAMES TUSTY, DAVID WHITE, SCOTT FOX, DAVID WILKERSON
                                AND JEFF SORENSON


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into this 10th of March, 2000, by and among RECONVERSION TECHNOLOGIES, INC. , a Delaware corporation (hereinafter referred to as "Buyer"); and ROBERT LAMY, WILLIAM LAMY, ROBERT BALLARD, WALTER ROB, JAMES TUSTY, DAVID WHITE, SCOTT FOX, DAVID WILKERSON, JEFF SORENSON and MATHEW BAILEY or their assigns (hereinafter collectively referred to as "Seller"), being all of the shareholders of ESTOREFRONTS.NET CORP., a New York corporation (hereafter referred to as "Company").

     WHEREAS, Seller is the owner of record and beneficially owns Four Million (4,000,000) shares of the issued and outstanding shares of Common Stock of the Company (the "Shares"); and

     WHEREAS, the Shares represent 100% of all the issued and outstanding shares of the Company; and

     WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

     WHEREAS, the parties intend that the exchange of Shares for shares of Buyer's common stock, as contemplated herein, qualify as a tax free transaction under Section 368 of the Internal Revenue Code;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:


                                       I.

                         SALE AND PURCHASE OF THE SHARES
                         -------------------------------

     1.1     SALE  AND PURCHASE.  Subject to the terms and conditions hereof, at
             ------------------
the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto, which together constitute 100% of the issued and outstanding Shares of Common Stock of the Company.

     1.2     CLOSING.  The  purchase  shall  be  consummated  at  a  closing
             -------
("Closing") to take place at 10:00 o'clock a.m., at the offices of Buyer's counsel on March 10, 2000 ("Closing Date").

     1.3     PURCHASE  PRICE.  The  aggregate  purchase price ("Purchase Price")
             ---------------
for the Shares shall be Four Million Five Hundred Thousand (4,000,000) shares of common stock of the Buyer ("Buyer Shares"). The purchase price shall be paid at Closing by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

1.4     ALLOCATION  OF  SHARES.     All  shares  of  stock  of  Buyer  to  be
        ----------------------
issued  to  Seller  pursuant  to  this
Agreement shall be issued to the respective Sellers in proportion to their respective ownership of stock of the Company as described in Exhibit "A" hereto.




                                       II.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1     REPRESENTATIONS  AND  WARRANTIES OF SELLER.  Each Seller represents
             ------------------------------------------
and  warrants  to  Buyer  as  follows:

          (a)     TITLE  TO  THE SHARES.  At Closing, Seller shall own of record
                  ---------------------
and beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b)     AUTHORITY.   Seller  has  full  power  and lawful authority to
                  ----------
execute  and  deliver  the  Basic
Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Seller, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of his respective properties or assets are bound or affected.

          (c)     INVESTMENT  INTENT.   Seller is acquiring the Buyer Shares for
                  -------------------
his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing the same. Seller understands the specific risks related to an investment in the Buyer Shares, especially as it relates to the financial performance of the Company.

     2.1     REPRESENTATIONS AND WARRANTIES OF COMPANY.   The Company represents
             ------------------------------------------
and  warrants
to  Buyer  as  follows:

          (a)     ORGANIZATION.  The Company is a corporation duly incorporated,
                  ------------
validly existing and in good standing under the laws of the state of New York. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

          (b)     AUTHORIZED  CAPITALIZATION.  The  authorized capitalization of
                  --------------------------
the Company consists of _______ Million (____________) shares of Common Stock, $.____ par value, of which Four Million (4,000,000) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. The Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. The Company is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.



          (c)     AUTHORITY.    The  Company has full power and lawful authority
                  ----------
to  execute  and  deliver  the

Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon the Company, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by the Company, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which the Company is a party or by which the Company or any of its properties or assets are bound or affected.

          (d)     COMPANY  FINANCIAL  STATEMENTS.  The  Company  Financial
                  ------------------------------
Statements are complete in all material respects, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of December 31, 1999.

          (e)     NO  UNDISCLOSED  LIABILITIES.  Except  as  set  forth  in  the
                  ----------------------------
Company Financial Statements previously delivered to Buyer and as set forth on Exhibit "B", Seller is not aware of any liabilities for which the Company is liable or will become liable in the future.

          (f)     TAXES.  The  Company  has  filed all federal, state, local tax
                  -----
and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

          (g)     PROPERTIES.  The  Company has good and marketable title to all
                  ----------
its personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "C". The Company has no ownership interest in any real property. The assets and properties owned, operated or leased by the Company and used in its business are in good operating condition in all material respects, reasonable wear and tear excepted, and suitable for the uses for which intended.

          (h)     BOOKS  AND  RECORDS.  The books and records of the Company are
                  -------------------
complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company as set forth in the Company Financial Statements.

          (i)     INSURANCE.  Exhibit "D" contains an accurate and complete list
                  ---------
and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by the Company. The Company is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Company in amounts at least equal to customary coverage in the Company's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

          (j)     MATERIAL  CONTRACTS.  Except  as set forth in Exhibit "E", the
                  -------------------
Company has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

          (k)     AUTHORIZATIONS.  The  Company  has  no  licenses,  permits,
                  --------------
approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "F" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

          (l)     NO  POWERS OF ATTORNEY.  The Company has no powers of attorney
                  ----------------------
or  similar  authorizations  outstanding.

          (m)     COMPLIANCE  WITH LAWS.  The Company is not in violation of any
                  ---------------------
federal, state, local or other law, ordinance, rule or regulation applicable to its business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

          (n)     COMPLIANCE  WITH  ENVIRONMENTAL  LAWS.  The  Company  is  in
                  -------------------------------------
compliance with all applicable pollution control and environmental laws, rules and regulations. The Company has no environmental licenses, permits and other authorizations held by the Company relative to compliance with environmental laws, rules and regulations.

          (o)     NO  LITIGATION.  There are no material actions, suits, claims,
                  --------------
complaints or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

          (p)     VALIDITY.  All  contracts,  agreements, leases and licenses to
                  --------
which the Company is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

          (q)     NO  ADVERSE CHANGES.  Since December 31, 1999, there have been
                  -------------------
no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

          (s)     FULL  DISCLOSURE.  All  statements of Company contained in the
                  ----------------
Basic Agreements and in any other written documents delivered by or on behalf of the Company to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Company which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in the Basic Agreements.



     3.     REPRESENTATIONS  AND  WARRANTIES  OF  BUYER.  Buyer  represents  and
            -------------------------------------------
warrants  to  Seller  and  Company  as  follows:

          (a)     ORGANIZATION.  The  Buyer  is a corporation duly incorporated,
                  ------------
validly existing and in good standing under the laws of the state of Delaware. The Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

          (b)     AUTHORIZED  CAPITALIZATION.  The  authorized capitalization of
                  --------------------------
the Buyer at Closing will consist of Sixty Million (60,000,000) shares of Common Stock, $.0001 par value, of which Eighteen Million Four Hundred and Sixty-Two Thousand Five Hundred and Fifty-Three (18,462,553) shares will be issued and outstanding. All shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws. Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Buyer's income, profits or assets, or obligating the Buyer to distribute any portion of its income, profits or assets.

          (c)     AUTHORITY.  Buyer  has  full  power  and  lawful  authority to
                  ---------
execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its respective properties or assets are bound or affected.

          (d)     BUYER'S  FINANCIAL  STATEMENTS.  The  Buyer's  Financial
                  ------------------------------
Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Buyer as of September 30, 1999.

          (e)     NO  UNDISCLOSED  LIABILITIES.  Except  as  set  forth  in  the
                  ----------------------------
Buyer's Financial Statements previously delivered to Seller and as set forth on Exhibit "G", Buyer is not aware of any material liabilities for which the Buyer is liable or will become liable in the future.

          (f)     TAXES.  Except  as  set  forth  in  Exhibit "H", the Buyer has
                  -----
filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

          (g)     PROPERTIES.  The  Buyer  has  good and marketable title to all
                  ----------
its personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Buyer), including all property reflected in the Buyer's Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Buyer), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "I". The Buyer has no ownership interest in any real property. The assets and properties owned, operated or leased by the Buyer and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

          (h)     BOOKS  AND  RECORDS.  The  books  and records of the Buyer are
                  -------------------
complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Buyer as set forth in the Buyer's Financial Statements.

          (i)     INSURANCE.  Exhibit "J" contains an accurate and complete list
                  ---------
and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by the Buyer. The Buyer is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Buyer with all requirements of law and of all agreements and instruments to which the Buyer is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Buyer in amounts at least equal to customary coverage in the Buyer's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

          (j)     TRANSACTIONS  WITH  CERTAIN  PERSONS.  Except  as disclosed in
                  ------------------------------------
Exhibit "K", the Buyer has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or 10% shareholder of the Buyer or any Affiliate (as defined herein) of any such person. For purposes of this Agreement, the term "Affiliate" shall be defined as follows: An Affiliate of a specified Person is (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such specified person, (ii) any Person which is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, such specified Person, (iii) any Person which is directly or indirectly the owner of more than ten percent (10%) of any class of equity securities of such specified Person and (iv) the parents, siblings, children or spouse of such specified Person. Additionally, for purposes of this Agreement, the term "Person" shall mean: Any individual, corporation, business trust, estate, trust, partnership, limited partnership, association, joint venture, limited liability company, governmental subdivision, agency or instrumentality or any other legal or commercial entity."

          (k)     MATERIAL  CONTRACTS.  The  Buyer  has  no  purchase,  sale,
                  -------------------
commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer.

          (l)     AUTHORIZATIONS.  The Buyer has no licenses, permits, approvals
                  --------------
and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "L" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

          (m)     NO POWERS OF ATTORNEY.  The Buyer has no powers of attorney or
                  ---------------------
similar  authorizations  outstanding.

          (n)     COMPLIANCE  WITH  LAWS.  The  Buyer is not, and as a result of
                  ----------------------
the transactions contemplated hereby, will not be, in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, including the Securities and Exchange Commission.

          (o)     COMPLIANCE  WITH  ENVIRONMENTAL  LAWS.  The  Buyer  is  in
                  -------------------------------------
compliance with all applicable pollution control and environmental laws, rules and regulations. The Buyer has no environmental licenses, permits and other authorizations held by the Buyer relative to compliance with environmental laws, rules and regulations.

          (p)     LITIGATION.  Except  as disclosed in Exhibit "M", there are no
                  ----------
material actions, suits, claims, complaints or proceedings pending or threatened against the Buyer, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

          (q)     VALIDITY.  All  contracts,  agreements, leases and licenses to
                  --------
which the Buyer is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Buyer or by any other party thereto.

          (r)     FINANCIAL  CONDITION.  At  Closing,  the  Buyer's assets shall
                  --------------------
consist of $5,000,000 in cash, a note receivable in the amount of $720,000 and an agreement to acquire to Logisoft Corp, and the Buyer's accrued but unpaid liabilities shall not exceed $1,000 at Closing.

          (s)     FULL  DISCLOSURE.  All  statements  of  Buyer contained in the
                  ----------------
Basic Agreements and in any other written documents delivered by or on behalf of the Buyer to Seller are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Buyer which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Buyer, which have not been disclosed to Buyer in the Basic Agreements.


                                      III.

                                    COVENANTS
                                    ---------

     3.1     COVENANTS  OF  COMPANY.  Company covenants and agrees that from the
             ----------------------
date  hereof  to  the  Closing  without  the  prior  written  consent  of Buyer:

          (a)     ORDINARY  COURSE  OF  BUSINESS.  Company  will  operate  the
                  ------------------------------
business of the Company only in the ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

          (b)     MAINTAIN  PROPERTIES.   Company  will maintain its  properties
                  --------------------
in good working order, repair and condition (reasonable wear and use excepted) and cause the Company to take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

          (c)     COMPENSATION.  Company  will  not  (1) enter into or alter any
                  ------------
employment agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

          (d)     NO  INDEBTEDNESS.   Company  will  not  create, incur, assume,
                  ----------------
guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

          (e)     MAINTAIN BOOKS.  Company will maintain its books, accounts and
                  --------------
records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

          (f)     NO  AMENDMENTS.  Company  will not amend its corporate charter
                  --------------
or bylaws (or similar documents) without prior consent of Buyer and Company will maintain their corporate existence, licenses, permits, powers and rights in full force and effect.

          (g)     TAXES  AND ACCOUNTING MATTERS.  Company will file when due all
                  -----------------------------
federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Company will not change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

          (h)     NO  DISPOSITION OR ENCUMBRANCE.  Except in the ordinary course
                  ------------------------------
of business consistent with past practice. Company will not (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

          (i)     INSURANCE.  Company  will  maintain  in effect all its current
                  ---------
insurance  policies.

          (j)     NO SECURITIES ISSUANCES.  Company will not issue any shares of
                  -----------------------
any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transactions contemplated herein.

          (k)     NO  DIVIDENDS.  Company will not declare, set aside or pay any
                  -------------
dividends  or  other  distributions  of  any  nature  whatsoever.

          (l)     CONTRACTS.  Company  will  not  enter  into  or  assume  any
                  ---------
contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

          (m)     NO  BREACH.  Company will not do any act or omit to do any act
                  ----------
which would cause a breach of any contract, commitment or obligation of the Company.

          (n)     DUE  COMPLIANCE.  Company  will  not  comply  with  all  laws,
                  ---------------
regulations, rules and ordinances applicable to it and to the conduct of its business.

          (o)     NO  WAIVERS  OF  RIGHTS.  Company will not amend, terminate or
                  -----------------------
waive  any  material  right  whether  or not in the ordinary course of business.

          (p)     CAPITAL COMMITMENTS.   Company will not make or commit to make
                  -------------------
any  capital  expenditure,  capital  addition  or  capital  improvement.

          (q)     NO  RELATED  PARTY  TRANSACTIONS.  Company  will  not make any
                  --------------------------------
loans to, or enter into any transaction, agreement, arrangement or understanding or any other nature with, any officer, director or employee of the Company.

          (r)     NOTICE  OF  CHANGE.  Company  will  promptly  advise  Buyer in
                  ------------------
writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company.

          (s)     CONSENTS.  Company  will  use  its, best good faith efforts to
                  --------
obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

     3.2     COVENANTS  OF  BUYER. Buyer covenants and agrees that from the date
             --------------------
hereof  to  the  Closing  without  the  prior  written  consent  of  Seller:

          (a)     ORDINARY  COURSE OF BUSINESS.  Buyer will operate the business
                  ----------------------------
in the ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

          (b)     MAINTAIN  PROPERTIES.  Buyer  will  maintain  all  of  its
                  --------------------
properties in good working order, repair and condition (reasonable wear and use excepted) and cause all steps reasonably necessary to maintain in full force and effect its patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

          (c)     COMPENSATION.  Buyer  will  not  (1)  enter  into or alter any
                  ------------
employment agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

          (d)     NO  INDEBTEDNESS.  Buyer  will  not  create,  incur,  assume,
                  ----------------
guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

          (e)     MAINTAIN  BOOKS.  Buyer  will maintain its books, accounts and
                  ---------------
records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

          (f)     NO  AMENDMENTS.  Buyer will not amend its corporate charter or
                  --------------
bylaws (or similar documents) without prior consent of Seller and will cause the Company to maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

          (g)     TAXES  AND  ACCOUNTING  MATTERS.  Buyer will file when due all
                  -------------------------------
federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Buyer will not permit the Company to change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

          (h)     NO  DISPOSITION OR ENCUMBRANCE.  Except in the ordinary course
                  ------------------------------
of business consistent with past practice, Buyer will not (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

          (i)     INSURANCE.  Buyer  will  maintain  in  effect  all its current
                  ---------
insurance  policies.

          (j)     NO  DIVIDENDS.  Buyer  will  not declare, set aside or pay any
                  -------------
dividends  or  other  distributions  of  any  nature  whatsoever.

          (k)     CONTRACTS.  Buyer will not  enter into or assume any contract,
                  ---------
agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

          (l)     NO  BREACH.  Buyer  will  not do any act or omit to do any act
                  ----------
which  would  cause  a  breach  of  any  contract,  commitment  or  obligation.

          (m)     DUE COMPLIANCE.  Buyer will comply with all laws, regulations,
                  --------------
rules  and  ordinances  applicable  to  it  and  to the conduct of its business.

          (n)     CAPITAL  COMMITMENTS.  Buyer  will  not make or commit to make
                  --------------------
any  capital  expenditure,  capital  addition  or  capital  improvement.

          (o)     NOTICE  OF  CHANGE.  Buyer  will  promptly  advise  Seller  in
                  ------------------
writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Buyer.

          (p)     CONSENTS.  Buyer  will  use  its  best  good  faith efforts to
                  --------
obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                       IV.

                           CONDITIONS PRECEDENT TO THE
                          OBLIGATIONS OF BUYER TO CLOSE
                          -----------------------------

     The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     4.1     COMPLIANCE  WITH  REPRESENTATIONS,  WARRANTIES AND  COVENANTS.  The
             -------------------------------------------------------------
representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

     4.2     NO ADVERSE CHANGE.  There shall have been no event which has had or
             -----------------
may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

     4.3     NO  LEGAL  PROCEEDINGS.  No  suit,  action  or  other  legal  or
             ----------------------
administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     4.4     DOCUMENTS  TO  BE DELIVERED BY SELLER.  Seller shall have delivered
             -------------------------------------
the  following  documents:

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "A".

          (b) A copy of (i) the Certificate of Incorporation of the Company, certified as correct by the Company; and (ii) the Bylaws of the Company certified as correct by the Company; and (iii) a certificate of the New York Tax Commission, Franchise Tax Division, to the effect that the Company is in good standing and has paid all franchise taxes in such state, all as attached hereto as Exhibit "N";

          (c) All corporate and other records of or applicable to the Company included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

          (d) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                       V.

                           CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF SELLER TO CLOSE
                         ------------------------------

     The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     5.1     COMPLIANCE  WITH  REPRESENTATIONS,  WARRANTIES AND  COVENANTS.  The
             -------------------------------------------------------------
representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     5.2     NO  LEGAL  PROCEEDINGS.  No  suit,  action  or  other  legal  or
             ----------------------
administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     5.3.     DOCUMENTS  TO  BE  DELIVERED  BY  BUYER.
              ----------------------------------------

          (a) A copy of (i) the Articles of Incorporation of the Buyer, certified as correct by the
Buyer;  and  (ii) the Bylaws of the Buyer certified as correct by the Buyer; and
(iii)  a  certificate  of     the
Delaware Tax Commission, Franchise Tax Division, to the effect that the Buyer is in good standing and has paid all franchise taxes in such state.

          (b) All corporate and other records of or applicable to the Buyer included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

          (c) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in  order  to  close  and  consummate  this  Agreement.

     5.4     PAYMENTS.  Seller  shall  have received from Buyer all Common Stock
             --------
to  be  issued  at  the  Closing  by  Buyer.

     5.5     NO ADVERSE CHANGE.  There shall have been no event which has had or
             ------------------
may  have  a  material  adverse
effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Buyer.

                                       VI.

                       MODIFICATION, WAIVERS, TERMINATION
                                  AND EXPENSES
                                  ------------

     6.1     MODIFICATION.  Buyer  and  Seller  may  amend, modify or supplement
             ------------
this  Agreement  in  any  manner  as  they  may  mutually  agree  in  writing.

     6.2     WAIVERS.  Buyer  and  Seller  may in writing extend the time for or
             -------
waive compliance by the other with any of the covenants or conditions of the other contained herein.

     6.3     TERMINATION  AND ABANDONMENT.  This Agreement may be terminated and
             ----------------------------
the  purchase  of  the  Shares  may  be  abandoned  before  the  Closing:

          (a)     By  the  mutual  consent  of  Seller  and  Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in
Article  IV  shall  have  not  have been satisfied, in all material respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in
Article  V  shall  not  have  been  satisfied  in  all  material  respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.


                                      VII.

                                  MISCELLANEOUS
                                  -------------

     7.1     REPRESENTATIONS  AND  WARRANTIES  TO  SURVIVE.  Unless  otherwise
             ---------------------------------------------
provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     7.2     BINDING  EFFECT  OF THE BASIC AGREEMENTS.  The Basic Agreements and
             ----------------------------------------
the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     7.3     APPLICABLE  LAW.  The  Basic  Agreements  are made pursuant to, and
             ---------------
will  be  construed  under,  the  laws  of  the  State  of  New  York.

     7.4     NOTICES.  All  notices,  requests, demands and other communications
             -------
hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:


     (a)     If  to  Seller,  to:

             Mr.  Robert  Lamy

             ESTOREFRONT.NET  CORP.
             6605  Pittsford-Palmyra  Rd.
             Fairport,  NY   14450
             Telephone:  (716)  223-3610
             Fax:  (716)  223-4025



     (b)     If  to  Buyer,  to:

             Mr.  Joel  Holt
             Reconversion  Technologies,  Inc.
             30  Garfield  Street,  Suite  B
             Asheville,  NC   28803
             Telephone:  (800)  635-5765
             Fax:  (828)  255-8328

     With  a  copy  to:

             Mr.  G.  David  Gordon
             G.  David  Gordon  &  Associates,  P.C.
             One  Memorial  Place
             7633  East  63rd  Place,  Suite  210
             Tulsa,  OK   74133
             Telephone:  (918)  254-4997
             Fax:  (918)  254-2988

     These addresses may be changed from time to time by written notice to the other parties.

     7.5     HEADINGS.  The  headings  contained  in  this  Agreement  are  for
             --------
reference only and will not affect in any way the meaning or interpretation of this Agreement.

     7.6     COUNTERPARTS.  This Agreement may be executed in counterparts, each
             ------------
of which will be deemed an original and all of which together will constitute one instrument.

     7.7     SEVERABILITY.  If  any  one  or  more  of  the  provisions  of this
             ------------
Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     7.8     FORBEARANCE;  WAIVER.  Failure  to  pursue  any  legal or equitable
             --------------------
remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     7.9     ATTORNEYS'  FEES  AND  EXPENSES.  The prevailing party in any legal
             -------------------------------
proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     7.10     EXPENSES.  Each  party shall pay all fees and expenses incurred by
              --------
it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

     7.11     INTEGRATION.  This  Agreement  and  all  documents and instruments
              -----------
executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.


     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.





                                            "BUYER"

                                            RECONVERSION  TECHNOLOGIES,  INC.



                                             BY:  /S/  JOEL  HOLT
                                               ------------------
                                               JOEL  HOLT,  PRESIDENT





                                            "COMPANY"

                                            ESTOREFRONT.NET  CORP.



                                            BY:  /S/  ROBERT  LAMY
                                              --------------------
                                              ROBERT  LAMY,  PRESIDENT



                                            "SELLER"



                                            /S/    ROBERT  LAMY
                                            -------------------
                                            ROBERT  LAMY



                                            /S/  WILLIAM  LAMY
                                            ------------------
                                            WILLIAM  LAMY

                                            /S/  ROBERT  BALLARD
                                            ------------------
                                            ROBERT  BALLARD


                                            /S/  WALTER  ROB
                                            ------------------
                                            WALTER  ROB



                                            /S/  JAMES  TUSTY
                                            ------------------
                                            JAMES  TUSTY


                                            /S/  DAVID  WHITE
                                            ------------------
                                             DAVID  WHITE


                                            /S/  SCOTT  FOX
                                            ------------------
                                             SCOTT  FOX


                                            /S/  DAVID  WILKERSON
                                            ------------------
                                             DAVID  WILKERSON


                                            /S/  JEFF  SORENSON
                                            ------------------
                                             JEFF  SORENSON


                                            /S/  MATHEW  BAILEY
                                            ------------------
                                             MATHEW  BAILEY

                                    EXHIBIT  "A"

                                 SELLERS'  SHARES



SHAREHOLDER       NUMBER OF SHARES
----------------  ----------------

Robert Lamy              1,126,000
----------------  ----------------

William Lamy               846,000
----------------  ----------------

Robert Ballard             273,250
----------------  ----------------

Walter Rob                 200,000
----------------  ----------------

James Tusty                 10,000
----------------  ----------------

David White                468,750
----------------  ----------------

Scott Fox                  776,000
----------------  ----------------

David Wilkerson            270,000
----------------  ----------------

Jeffrey Sorensen            25,000
----------------  ----------------

Mathew Bailey                5,000
----------------  ----------------

                                    EXHIBIT  "G"

                                        NONE

                                    EXHIBIT  "H"

                                        NONE

                                    EXHIBIT  "I"


                                        NONE

                                    EXHIBIT  "J"


                                      INSURANCE

ON  FILE  WITH  COMPANY.

                                    EXHIBIT  "K"

                       TRANSACTIONS  WITH  CERTAIN  PERSONS


RECONVERSION TECHNOLOGIES, INC. ("RETK") HAS ENTERED INTO AN AGREEMENT TO SELL KEYSTONE LABORATORIES, INC. TO JOEL C. HOLT FOR $720,000. THIS TRANSACTION IS TO BE APPROVED BY THE DISINTERESTED DIRECTORS OF RETK AND RATIFIED BY THE NEW BOARD OF DIRECTORS UPON COMPLETION OF THIS AGREEMENT.

                                   EXHIBIT "L"

                                      NONE

                                    EXHIBIT "M"

                                      NONE